Date:	February 26, 2009

For Release:	Immediate

Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Announces
 Fourth Quarter and Fiscal Year End Financial Results

Harleysville, PA, February 26, 2009 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced the Company’s financial results for the fourth quarter and fiscal year ended January 31, 2009.

Net sales for the fourth quarter ended January 31, 2009 were $24.6 million compared with record quarterly net sales of $29.3 million for the fourth quarter last year. Net income in the fourth quarter totaled $2.2 million compared with a record quarterly net income of $3.2 million for the same quarter last year. For the fourth quarter, the Company reported earnings of $0.15 per fully diluted share compared with $0.21 per fully diluted share for the fourth quarter of last year. In addition, the Company generated $4.4 million in cash flow from operating activities in the fourth quarter and finished the year with a cash balance of $21.7 million.

“Despite the current global economic environment, this quarter’s sales and earnings were the second best fourth quarter results in the Company’s history and non-project revenues, including recurring demand for parts and consumables, remained strong throughout the fiscal year,” said De Hont. “During fiscal 2009, our efficiency initiatives, including facility consolidations, global sourcing, and more effective logistics, continued to generate cost improvements helping us expand margins, generate record cash flow from operating activities, and increase full year earnings compared with the prior year excluding a gain on real estate. The global economic slowdown, however, did impact our business, particularly in our Product Recovery/Pollution Control Technologies segment, where the timeframe between quotation and order for large projects continued to increase. The overall decrease in fourth quarter and fiscal year 2009 revenues was almost entirely due to the resultant decrease in large project activity in the current fiscal year.

“Fortunately, we enter the new year with an extremely strong balance sheet and continue to anticipate strong cash flows from operating activities, which will allow us to support investments to further enhance efficiency initiatives, develop exciting new products, and expand into new growth markets. While there will be short-term disruptions, over the long term, we believe the diversity of our products and end markets, together with our international brand recognition, new product development capabilities, improving operating efficiencies and strong balance sheet, leave us well positioned to capitalize on the worldwide trend towards a cleaner environment, lower energy consumption, and improved process performance.”

Net sales for the fiscal year ended January 31, 2009 were $103.4 million, which included approximately $11.5 million in project revenues, compared with fiscal 2008 net sales of $106.9 million, which included approximately $21 million of project revenues. For the fiscal year ended January 31, 2009, net income totaled $9.9 million, or $0.65 per fully diluted share, compared with $11.9 million, or $0.78 per fully diluted share, for the same period last year, which included a $2.2 million ($0.15 per fully diluted share) gain from a real estate sale. Excluding the gain from the real estate sale in fiscal 2008, both the net income and fully diluted earnings per share for the fiscal year ended January 31, 2009 were the highest in the Company’s history.

Met-Pro’s bookings of new orders for the fourth quarter were $19.0 million compared with $21.2 million for the same quarter last year, which included a $3.4 million project. Bookings of new orders for the fiscal year ended January 31, 2009 were $101.8 million compared with $93.4 million for the same period last year.

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Met-Pro Corporation/Page 2

At their December 3, 2008 meeting, the Board of Directors declared a quarterly dividend of $0.06 per share payable March 12, 2009 to shareholders of record at the close of business on February 26, 2009. The current quarterly dividend represents a 9% increase over the same period last year. This is the thirty-fourth consecutive year the Company has paid a cash or stock dividend.

Mr. De Hont and Gary J. Morgan, Senior Vice President of Finance and Chief Financial Officer, will hold a conference call for investors today, February 26, 2009, at 11:00 AM (Eastern). Met-Pro’s earnings release and the accompanying financial supplement, which includes significant financial information to be discussed during the conference call, will be available on Met-Pro’s Investor Relations website at www.met-pro.com/html/invrel.htm prior to the beginning of the conference call.

Interested persons who wish to hear the live webcast should go to the Met-Pro Corporation website prior to the starting time to register, download and install any necessary audio software.

You may also participate by calling the US/Canada Dial-In # 877-818-7738 or the International Dial-In # 706-643-9333 (conference ID 85225048) at 10:55 AM (Eastern) on February 26, 2009. A taped replay of the conference call will be available within two hours of the conclusion of the call and until March 12, 2009. To access the taped replay, call the US/Canada Dial-In # 800-642-1687 or the International Dial-In # 706-645-9291 and enter conference ID 85225048.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the third consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. In 2008, the Company was also named one of the world’s “Top Small to Midsize Manufacturers” by Start-It magazine for the second year in a row. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.

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Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2009	2008	2009	2008
Net sales	$24,610,251	$29,251,582	$103,391,926	$106,867,849
Cost of goods sold	15,979,614	19,142,027	67,290,930	70,495,481
Gross profit	8,630,637	10,109,555	36,100,996	36,372,368

Operating expenses
Selling	2,592,731	2,868,282	10,704,584	11,484,530
General and administrative	2,838,093	2,430,561	11,339,333	10,804,287
Gain on sale of building	–	–	–	(3,513,940)
Income from operations	3,199,813	4,810,712	14,057,079	17,597,491

Interest expense	(48,301)	(63,931)	(228,249)	(304,325)
Other income, net	52,306	223,584	429,074	968,715
Income before taxes	3,203,818	4,970,365	14,257,904	18,261,881

Provision for taxes	982,725	1,780,071	4,396,839	6,355,716

Net income	$2,221,093	$3,190,294	$9,861,065	$11,906,165

Basic earnings per share	$0.15	$0.21	$0.66	$0.79
Diluted earnings per share	$0.15	$0.21	$0.65	$0.78

Average common shares outstanding:
Basic shares	14,939,840	14,998,422	14,909,809	15,002,012
Diluted shares	15,261,918	15,329,739	15,219,540	15,328,368

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Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	January 31,	January 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$21,749,653	$21,906,877
Marketable securities	–	20,369
Accounts receivable, net of allowance for doubtful
accounts of approximately $167,000 and
$152,000, respectively	20,177,672	23,013,988
Inventories	20,236,865	21,258,227
Prepaid expenses, deposits and other current assets	1,997,542	1,895,679
Total current assets	64,161,732	68,095,140

Property, plant and equipment, net	19,389,597	20,233,827
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other assets	402,062	283,023
Total assets	$104,752,304	$109,410,903

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$746,042	$2,028,482
Accounts payable	5,464,629	7,512,874
Accrued salaries, wages and expenses	4,546,199	6,023,857
Dividend payable	876,007	827,147
Customers’ advances	356,008	260,698
Deferred income taxes	250,782	197,743
Total current liabilities	12,239,667	16,850,801

Long-term debt	3,753,228	4,075,682
Other non-current liabilities	8,855,912	2,109,250
Deferred income taxes	1,126,016	3,132,002
Total liabilities	25,974,823	26,167,735

Shareholders’ equity
Common shares, $.10 par value; 36,000,000 shares
authorized, 15,928,679 and 15,928,810 shares issued,
of which 1,328,570 and 889,780 shares were reacquired
and held in treasury at the respective dates	1,592,868	1,592,881
Additional paid-in capital	2,465,193	1,897,655
Retained earnings	89,727,308	83,267,096
Accumulated other comprehensive income (loss)	(4,324,293)	1,340,427
Treasury shares, at cost	(10,683,595)	(4,854,891)
Total shareholders’ equity	78,777,481	83,243,168
Total liabilities and shareholders’ equity	$104,752,304	$109,410,903

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Met-Pro Corporation/Page 5

Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2009	2008	2009	2008
Net sales
Product Recovery/Pollution Control Technologies	$12,414,318	$16,921,157	$49,968,918	$56,897,328
Fluid Handling Technologies	7,344,046	6,823,192	30,414,765	27,578,301
Mefiag Filtration Technologies (1)	2,068,332	3,031,937	11,183,054	11,543,563
Filtration/Purification Technologies (1)	2,783,555	2,475,296	11,825,189	10,848,657
	$24,610,251	$29,251,582	$103,391,926	$106,867,849

Income from operations
Product Recovery/Pollution Control Technologies	$1,111,964	$2,682,283	$5,556,919	$6,573,097
Fluid Handling Technologies	1,825,706	1,570,615	6,848,148	5,895,780
Mefiag Filtration Technologies (1)	(37,470)	405,597	488,514	868,252
Filtration/Purification Technologies (1)	299,613	152,217	1,163,498	746,422
	3,199,813	4,810,712	14,057,079	14,083,551
Gain on sale of building	–	–	–	3,513,940
	$3,199,813	$4,810,712	$14,057,079	$17,597,491

			January 31,	January 31,
			2009	2008
Identifiable Assets
Product Recovery/Pollution Control Technologies			$39,623,284	$40,509,227
Fluid Handling Technologies			22,056,812	22,401,768
Mefiag Filtration Technologies (1)			11,410,677	12,810,694
Filtration/Purification Technologies (1)			9,369,905	8,877,725
			82,460,678	84,599,414
Corporate			22,291,626	24,811,489
			$104,752,304	$109,410,903

(1)
On a quarterly basis, the Company analyzes the segmentation aggregation criteria as outlined in SFAS No. 131. As of the fiscal year ending January 31, 2009, the Mefiag operating segment previously included in the aggregated Filtration/Purification Technologies segment, met the quantitative threshold of reported revenue of 10% or more of the totaled consolidated revenue of the Company. As a result, SFAS No. 131 requires the Mefiag operating segment to be listed as a reportable segment and therefore separately disclosed. This change in segment reporting results in the Company identifying three reportable segments, Product Recovery/Pollution Control Technologies, Fluid Handling Technologies and Mefiag Filtration Technologies, and one other segment, Filtration/Purification Technologies, as presented above.

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Years Ended January 31,
	2009	2008
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities
Net income	$9,861,065	$11,906,165
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,924,611	1,738,625
Deferred income taxes	913,356	1,369,460
(Gain) loss on sales of property and equipment, net	(18,174)	(3,556,088)
Loss on sale of investments	11,102	–
Stock-based compensation	432,204	510,108
Allowance for doubtful accounts	14,695	19,352
(Increase) decrease in operating assets:
Accounts receivable	2,414,216	(2,633,358)
Inventories	723,256	(1,197,111)
Prepaid expenses and deposits	(653,985)	(754)
Other assets	374,563	(115,992)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(3,113,308)	2,654,425
Customers’ advances	96,670	(723,531)
Other non-current liabilities	(838,184)	(96,157)

Net cash provided by operating activities	12,142,087	9,875,144

Cash flows from investing activities
Proceeds from sales of property and equipment	20,785	4,396,164
Acquisitions of property and equipment	(1,580,528)	(5,456,418)
Increase in securities available for sale	(472)	–
Proceeds from sale of securities	11,190	–

Net cash (used in) investing activities	(1,549,025)	(1,060,254)

Cash flows from financing activities
Reduction of debt	(1,664,252)	(1,499,334)
Exercise of stock options	1,912,398	1,081,835
Payment of dividends	(3,359,962)	(3,101,839)
Purchase of treasury shares	(7,694,333)	(630,515)
Payment of cash in lieu of fractional shares	–	(1,642)

Net cash (used in) financing activities	(10,806,149)	(4,151,495)
Effect of exchange rate changes on cash	55,863	(78,712)

Net increase (decrease) in cash and cash equivalents	(157,224)	4,584,683

Cash and cash equivalents at beginning of year	21,906,877	17,322,194

Cash and cash equivalents at end of year	$21,749,653	$21,906,877

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Met-Pro Corporation/Page 7

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This news release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures with their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this news release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this news release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the three month period and fiscal year ended January 31, 2009 and 2008:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2009	2008	2009	2008
Income before tax as reported	$3,203,818	$4,970,365	$14,257,904	$18,261,881
Less: Gain on sale of building	–	–	–	(3,513,940)
Adjusted income before tax	$3,203,818	$4,970,365	$14,257,904	$14,747,941

Net income as reported	$2,221,093	$3,190,294	$9,861,065	$11,906,165
Less: Gain on sale of building	–	–	–	(2,213,782)
Adjusted net income	$2,221,093	$3,190,294	$9,861,065	$9,692,383

Basic earnings per share as reported	$0.15	$0.21	$0.66	$0.79
Adjusted basic earnings per share	$0.15	$0.21	$0.66	$0.65

Diluted earnings per share as reported	$0.15	$0.21	$0.65	$0.78
Adjusted diluted earnings per share	$0.15	$0.21	$0.65	$0.63

Average common shares outstanding:
Basic shares	14,939,840	14,998,422	14,909,809	15,002,012
Diluted shares	15,261,918	15,329,739	15,219,540	15,328,368

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